SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 31, 2006

Date of report (date of earliest event reported)

HM PUBLISHING CORP.

HOUGHTON MIFFLIN COMPANY

(Exact name of registrants as specified in their charters)

Delaware Massachusetts	333-110720 333-105746	13-4265843 04-1456030
(State or other jurisdictions of incorporation or organization)	Commission File Numbers	(I.R.S. Employer Identification Nos.)

222 Berkeley Street

Boston, Massachusetts 02116

(Address of principal executive offices) (Zip Code)

(617) 351-5000

(Registrants’ telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications Pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 113e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

(b) James Quella, a director of the Company, resigned as a director of the Company, effective October 31, 2006.

(d) Jill Greenthal was elected a director of the Company, effective October 31, 2006. Ms. Greenthal was elected as a “Blackstone Director,” as a designee of Blackstone Private Equity, one of the Company’s Sponsors, in accordance with the provisions of the Company’s Stockholders Agreement dated as of December 30, 2002, as amended. Ms. Greenthal has not been named to any committees of the board of directors. The Sponsors are party to a management agreement, a copy of which is filed as Exhibit 10.2 to Company’s report on Form 10-Q for the quarterly period ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006

HM PUBLISHING CORP.
HOUGHTON MIFFLIN COMPANY

By:	/s/ STEPHEN C. RICHARDS
Stephen C. Richards
Executive Vice President, Chief Operating
Officer, and Chief Financial Officer